EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for First Quarter of 2019

BIRMINGHAM, Ala., April 15, 2019 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the quarter ended March 31, 2019.

FIRST QUARTER 2019 HIGHLIGHTS:

  Assets exceeded $8.3 billion, with organic growth exceeding $8.1 billion since the Bank opened in 2005
  Loans and deposits grew 12.3% and 18.5%, respectively, year over year
  Diluted earnings per share increased 8.3% from $0.60 to $0.65 year over year
  Credit quality remains strong as evidenced by improving metrics
  Efficiency ratio for the first quarter of 2019 of 34.35%

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)
	Period Ending March 31, 2019	Period Ending December 31, 2018	% Change From Period Ending December 31, 2018 to Period Ending March 31, 2019	Period Ending March 31, 2018	% Change From Period Ending March 31, 2018 to Period Ending March 31, 2019
QUARTERLY OPERATING RESULTS
Net Income	$35,010	$36,237	(3)%	$32,603	7%
Net Income Available to Common Stockholders	$35,010	$36,205	(3)%	$32,603	7%
Diluted Earnings Per Share	$0.65	$0.67	(3)%	$0.60	8%
Return on Average Assets	1.75%	1.85%		1.91%
Return on Average Common Stockholders' Equity	19.42%	21.13%		21.40%
Average Diluted Shares Outstanding	54,076,538	54,109,450		54,183,400

BALANCE SHEET
Total Assets	$8,310,836	$8,007,382	4%	$7,011,735	19%
Loans	6,659,908	6,533,499	2%	5,928,327	12%
Non-interest-bearing Demand Deposits	1,572,703	1,557,341	1%	1,407,592	12%
Total Deposits	7,083,666	6,915,708	2%	5,977,387	19%
Stockholders' Equity	745,586	715,203	4%	629,297	18%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $35.0 million for the quarter ended March 31, 2019, compared to net income and net income available to common stockholders of $32.6 million for the same quarter in 2018.  Basic and diluted earnings per common share were $0.65 for the first quarter of 2019, compared to $0.61 and $0.60, respectively, for the first quarter of 2018.

Return on average assets was 1.75% and return on average common stockholders’ equity was 19.42% for the first quarter of 2019, compared to 1.91% and 21.40%, respectively, for the first quarter of 2018.

Net interest income was $68.8 million for the first quarter of 2019, compared to $68.9 million for the fourth quarter of 2018 and $62.4 million for the first quarter of 2018.  The net interest margin in the first quarter of 2019 was 3.56% compared to 3.63% in the fourth quarter of 2018 and 3.81% in the first quarter of 2018.  Loans of $4.1 million were added to nonaccrual status during the first quarter of 2019 resulting in the reversal of $73,000 in interest income compared to loans of $16.7 million added to nonaccrual status during the fourth quarter of 2018 resulting in the reversal of $390,000 in interest income.  Linked quarter increases in average rates paid on deposits in excess of increased average yields on loans drove an unfavorable mix change, while increases in average balances in loans and equity drove favorable volume change.

Average loans for the first quarter of 2019 were $6.60 billion, an increase of $168.7 million, or 3%, over average loans of $6.43 billion for the fourth quarter of 2018, and an increase of $717.7 million, or 12%, over average loans of $5.88 billion for the first quarter of 2018.

Average total deposits for the first quarter of 2019 were $6.98 billion, an increase of $241.3 million, or 4%, over average total deposits of $6.74 billion for the fourth quarter of 2018, and an increase of $1.03 billion, or 17%, over average total deposits of $5.95 billion for the first quarter of 2018.

Non-performing assets to total assets were 0.39% for the first quarter of 2019, a decrease of two basis points compared to 0.41% for the fourth quarter of 2018 and an increase of 17 basis points compared to 0.22% for the first quarter of 2018.  Net credit charge-offs to average loans was 0.20%, a 10 basis point decrease compared to 0.30% for the fourth quarter of 2018 and an increase of 10 basis points compared to 0.10% for the first quarter of 2018.  We recorded a $4.9 million provision for loan losses in the first quarter of 2019 compared to $6.5 million in the fourth quarter of 2018 and $4.1 million in the first quarter of 2018.  The allowance for loan loss as a percentage of total loans was 1.05% at March 31, 2019, December 31, 2018 and March 31, 2018, respectively.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $527,000 during the first quarter of 2019, or 12%, compared to the first quarter of 2018.  Deposit service charges increased $117,000 in the first quarter of 2019, or 7%, compared to the first quarter of 2018.  The number of transaction deposit accounts increased approximately 12% from March 31, 2018 to March 31, 2019.  Mortgage banking revenue increased $57,000, or 11%, from the first quarter of 2018 to the first quarter of 2019.  Mortgage loan originations were up about 3% year over year.  Credit card revenue increased $321,000, or 26%, to $1.6 million during the first quarter of 2019, compared to $1.3 million during the first quarter of 2018.  The number of cards increased 31% and the aggregate amount of sales on all accounts increased 21% year over year.

Non-interest expense for the first quarter of 2019 increased $2.3 million, or 10%, to $25.3 million from $23.1 million in the first quarter of 2018, and increased $2.6 million, or 10%, on a linked quarter basis.  Salary and benefit expense for the first quarter of 2019 increased $969,000, or 7%, to $14.3 million from $13.3 million in the first quarter of 2018, and increased $1.9 million, or 15%, on a linked quarter basis.  We reversed $815,000 of incentive bonus accrual in December 2018.  The number of FTE employees increased from 437 at March 31, 2018 to 485 at March 31, 2019, or 11%.  Equipment and occupancy expense increased $305,000, or 16%, to $2.3 million in the first quarter of 2019, from $2.0 million in the first quarter of 2018, and increased $96,000 on a linked-quarter basis.  Professional services expense increased $189,000, or 24%, to $1.0 million in the first quarter of 2019, from $805,000 in the first quarter of 2018, but decreased $70,000, or 7%, from $1.1 on a linked-quarter basis.  FDIC and other regulatory assessments decreased $114,000, or 10%, to $1.0 million in the first quarter of 2019, from $1.1 million in the first quarter of 2018.  Lower assessment rates result from the FDIC’s Bank Insurance Fund reaching its desired level of 1.35%.  Other operating expense for the first quarter of 2019 increased $1.2 million, or 22%, to $6.8 million from $5.6 million in the first quarter of 2018, and increased $605,000, or 10%, on a linked-quarter basis.  The year-over-year increase is attributable to increases in Federal Reserve charges resulting from increased activity from our correspondent clearing and increased loan and credit expenses resulting from loan growth.  The efficiency ratio improved to 34.35% during the first quarter of 2019 from 34.49% during the first quarter of 2018 but increased compared to 30.73% during the fourth quarter of 2018.

Income tax expense increased $1.4 million, or 20%, to $8.5 million in the first quarter of 2019, compared to $7.1 million in the first quarter of 2018.  Our effective tax rate was 19.53% for the first quarter of 2019 compared to 17.78% for the first quarter of 2018.  We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2019 and 2018 of $772,000 and $1.5 million, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At March 31, 2019	At December 31, 2018	At September 30, 2018	At June 30, 2018	At March 31, 2018
Book value per share - GAAP	$13.94	$13.40	$12.81	$12.33	$11.84
Total common stockholders' equity - GAAP	745,586	715,203	681,510	655,114	629,297
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,381	14,449	14,517	14,584	14,652
Tangible common stockholders' equity - non-GAAP	$731,205	$700,754	$666,993	$640,530	$614,645
Tangible book value per share - non-GAAP	$13.67	$13.13	$12.54	$12.05	$11.56

Stockholders' equity to total assets - GAAP	8.97%	8.93%	9.07%	9.25%	8.98%
Total assets - GAAP	$8,310,836	$8,007,382	$7,517,833	$7,084,562	$7,011,735
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,381	14,449	14,517	14,584	14,652
Total tangible assets - non-GAAP	$8,296,455	$7,992,933	$7,503,316	$7,069,978	$6,997,083
Tangible common equity to total tangible assets - non-GAAP	8.81%	8.77%	8.89%	9.06%	8.78%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

CONTACT: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
CONSOLIDATED STATEMENT OF INCOME
Interest income	$93,699	$90,164	$84,058	$78,396	$74,009
Interest expense	24,921	21,306	17,195	13,874	11,573
Net interest income	68,778	68,858	66,863	64,522	62,436
Provision for loan losses	4,885	6,518	6,624	4,121	4,139
Net interest income after provision for loan losses	63,893	62,340	60,239	60,401	58,297
Non-interest income	4,942	5,019	5,065	4,941	4,415
Non-interest expense	25,326	22,701	22,624	23,492	23,058
Income before income tax	43,509	44,658	42,680	41,850	39,654
Provision for income tax	8,499	8,421	8,120	8,310	7,051
Net income	35,010	36,237	34,560	33,540	32,603
Preferred stock dividends	-	32	-	31	-
Net income available to common stockholders	$35,010	$36,205	$34,560	$33,509	$32,603
Earnings per share - basic	$0.65	$0.68	$0.65	$0.63	$0.61
Earnings per share - diluted	$0.65	$0.67	$0.64	$0.62	$0.60
Average diluted shares outstanding	54,076,538	54,109,450	54,191,222	54,196,023	54,183,400

CONSOLIDATED BALANCE SHEET DATA
Total assets	$8,310,836	$8,007,382	$7,517,833	$7,084,562	$7,011,735
Loans	6,659,908	6,533,499	6,363,531	6,129,649	5,928,327
Debt securities	631,946	590,184	578,271	583,799	560,885
Non-interest-bearing demand deposits	1,572,703	1,557,341	1,504,447	1,481,447	1,407,592
Total deposits	7,083,666	6,915,708	6,505,351	6,085,682	5,977,387
Borrowings	64,675	64,666	64,657	64,648	64,739
Stockholders' equity	$745,586	$715,203	$681,510	$655,114	$629,297

Shares outstanding	53,495,208	53,375,195	53,197,807	53,150,733	53,147,169
Book value per share	$13.94	$13.40	$12.81	$12.33	$11.84
Tangible book value per share (1)	$13.67	$13.13	$12.54	$12.05	$11.56

SELECTED FINANCIAL RATIOS
Net interest margin	3.56%	3.63%	3.77%	3.82%	3.81%
Return on average assets	1.75%	1.85%	1.87%	1.91%	1.91%
Return on average common stockholders' equity	19.42%	21.13%	20.42%	20.89%	21.40%
Efficiency ratio	34.35%	30.73%	31.45%	33.82%	34.49%
Non-interest expense to average earning assets	1.31%	1.20%	1.27%	1.39%	1.40%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	10.30%	10.12%	10.08%	10.08%	9.88%
Tier 1 capital to risk-weighted assets	10.30%	10.13%	10.09%	10.08%	9.88%
Total capital to risk-weighted assets	12.21%	12.05%	12.05%	12.10%	11.91%
Tier 1 capital to average assets	9.03%	9.07%	9.28%	9.21%	8.95%
Tangible common equity to total tangible assets (1)	8.81%	8.77%	8.89%	9.06%	8.78%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2019	March 31, 2018	% Change
ASSETS
Cash and due from banks	$71,058	$64,912	9%
Interest-bearing balances due from depository institutions	547,036	53,311	926%
Federal funds sold	181,435	197,882	(8)%
Cash and cash equivalents	799,529	316,105	153%
Available for sale debt securities, at fair value	631,696	560,635	13%
Held to maturity debt securities (fair value of $250 at March 31, 2019 and March 31, 2018)	250	250	-%
Mortgage loans held for sale	1,223	4,522	(73)%
Loans	6,659,908	5,928,327	12%
Less allowance for loan losses	(70,207)	(62,050)	13%
Loans, net	6,589,701	5,866,277	12%
Premises and equipment, net	57,664	58,624	(2)%
Goodwill and other identifiable intangible assets	14,381	14,652	(2)%
Other assets	216,392	190,670	13%
Total assets	$8,310,836	$7,011,735	19%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,572,703	$1,407,592	12%
Interest-bearing	5,510,963	4,569,795	21%
Total deposits	7,083,666	5,977,387	19%
Federal funds purchased	373,378	326,399	14%
Other borrowings	64,675	64,739	-%
Other liabilities	43,531	13,913	213%
Total liabilities	7,565,250	6,382,438	19%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2019 and March 31, 2018
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,495,208 shares	-	-	-%
issued and outstanding at March 31, 2019, and 53,147,169 shares issued and outstanding at March 31, 2018
Additional paid-in capital	218,147	217,536	-%
Retained earnings	527,853	416,311	27%
Accumulated other comprehensive loss	(969)	(5,105)	NM
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	745,084	628,795	18%
Noncontrolling interest	502	502	-%
Total stockholders' equity	745,586	629,297	18%
Total liabilities and stockholders' equity	$8,310,836	$7,011,735	19%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2019	2018
Interest income:
Interest and fees on loans	$85,524	$69,674
Taxable securities	3,746	2,745
Nontaxable securities	446	656
Federal funds sold	1,219	551
Other interest and dividends	2,764	383
Total interest income	93,699	74,009
Interest expense:
Deposits	22,145	9,621
Borrowed funds	2,776	1,952
Total interest expense	24,921	11,573
Net interest income	68,778	62,436
Provision for loan losses	4,885	4,139
Net interest income after provision for loan losses	63,893	58,297
Non-interest income:
Service charges on deposit accounts	1,702	1,585
Mortgage banking	575	518
Credit card income	1,576	1,255
Securities gains	-	4
Increase in cash surrender value life insurance	762	777
Other operating income	327	276
Total non-interest income	4,942	4,415
Non-interest expense:
Salaries and employee benefits	14,265	13,296
Equipment and occupancy expense	2,259	1,954
Professional services	994	805
FDIC and other regulatory assessments	1,019	1,133
Other real estate owned expense	22	316
Other operating expense	6,767	5,554
Total non-interest expense	25,326	23,058
Income before income tax	43,509	39,654
Provision for income tax	8,499	7,051
Net income	35,010	32,603
Dividends on preferred stock	-	-
Net income available to common stockholders	$35,010	$32,603
Basic earnings per common share	$0.65	$0.61
Diluted earnings per common share	$0.65	$0.60

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Commercial, financial and agricultural	$2,522,136	$2,513,225	$2,478,788	$2,345,879	$2,329,904
Real estate - construction	556,219	533,192	543,611	522,788	506,050
Real estate - mortgage:
Owner-occupied commercial	1,500,595	1,463,887	1,430,111	1,383,882	1,349,679
1-4 family mortgage	629,285	621,634	610,460	584,133	581,498
Other mortgage	1,394,611	1,337,068	1,236,954	1,225,906	1,099,482
Subtotal: Real estate - mortgage	3,524,491	3,422,589	3,277,525	3,193,921	3,030,659
Consumer	57,062	64,493	63,607	67,061	61,714
Total loans	$6,659,908	$6,533,499	$6,363,531	$6,129,649	$5,928,327

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Allowance for loan losses:
Beginning balance	$68,600	$66,879	$64,239	$62,050	$59,406
Loans charged off:
Commercial, financial and agricultural	3,037	4,685	3,923	1,732	1,088
Real estate - construction	-	-	-	-	-
Real estate - mortgage	50	173	48	440	381
Consumer	218	72	76	47	88
Total charge offs	3,305	4,930	4,047	2,219	1,557
Recoveries:
Commercial, financial and agricultural	12	120	52	173	4
Real estate - construction	1	4	4	97	7
Real estate - mortgage	7	1	1	2	42
Consumer	7	8	6	15	9
Total recoveries	27	133	63	287	62
Net charge-offs	3,278	4,797	3,984	1,932	1,495
Provision for loan losses	4,885	6,518	6,624	4,121	4,139
Ending balance	$70,207	$68,600	$66,879	$64,239	$62,050

Allowance for loan losses to total loans	1.05%	1.05%	1.05%	1.05%	1.05%
Allowance for loan losses to total average
loans	1.06%	1.07%	1.07%	1.07%	1.05%
Net charge-offs to total average loans	0.20%	0.30%	0.25%	0.13%	0.10%
Provision for loan losses to total average
loans	0.30%	0.40%	0.42%	0.28%	0.29%
Nonperforming assets:
Nonaccrual loans	$22,154	$21,926	$9,153	$8,022	$9,271
Loans 90+ days past due and accruing	5,021	5,844	5,714	6,081	678
Other real estate owned and
repossessed assets	5,480	5,169	5,714	5,937	5,748
Total	$32,655	$32,939	$20,581	$20,040	$15,697

Nonperforming loans to total loans	0.41%	0.43%	0.23%	0.23%	0.17%
Nonperforming assets to total assets	0.39%	0.41%	0.27%	0.28%	0.22%
Nonperforming assets to earning assets	0.40%	0.43%	0.28%	0.29%	0.23%
Reserve for loan losses to nonaccrual loans	316.90%	312.87%	730.68%	800.79%	669.29%

Restructured accruing loans	$2,742	$3,073	$15,495	$15,572	$15,838

Restructured accruing loans to total loans	0.04%	0.04%	0.24%	0.25%	0.27%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Beginning balance:	$14,555	$16,584	$17,257	$18,792	$20,572
Additions	-	-	100	-	-
Net (paydowns) / advances	(766)	(11)	(177)	(267)	(1,080)
Charge-offs	(1,500)	(2,018)	(596)	(1,268)	(700)
	$12,289	$14,555	$16,584	$17,257	$18,792

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Interest income:
Interest and fees on loans	$85,524	$83,085	$78,991	$73,620	$69,674
Taxable securities	3,746	3,506	3,276	3,127	2,745
Nontaxable securities	446	544	583	623	656
Federal funds sold	1,219	966	892	694	551
Other interest and dividends	2,764	2,063	316	332	383
Total interest income	93,699	90,164	84,058	78,396	74,009
Interest expense:
Deposits	22,145	18,957	15,210	11,714	9,621
Borrowed funds	2,776	2,349	1,985	2,160	1,952
Total interest expense	24,921	21,306	17,195	13,874	11,573
Net interest income	68,778	68,858	66,863	64,522	62,436
Provision for loan losses	4,885	6,518	6,624	4,121	4,139
Net interest income after provision for loan losses	63,893	62,340	60,239	60,401	58,297
Non-interest income:
Service charges on deposit accounts	1,702	1,714	1,595	1,653	1,585
Mortgage banking	575	688	789	789	518
Credit card income	1,576	1,521	1,414	1,361	1,255
Securities gains	-	-	186	-	4
Increase in cash surrender value life insurance	762	780	787	786	777
Other operating income	327	316	294	352	276
Total non-interest income	4,942	5,019	5,065	4,941	4,415
Non-interest expense:
Salaries and employee benefits	14,265	12,385	13,070	13,098	13,296
Equipment and occupancy expense	2,259	2,163	2,193	2,113	1,954
Professional services	994	1,064	853	924	805
FDIC and other regulatory assessments	1,019	902	675	1,159	1,133
Other real estate owned expense	22	25	289	160	316
Other operating expense	6,767	6,162	5,544	6,038	5,554
Total non-interest expense	25,326	22,701	22,624	23,492	23,058
Income before income tax	43,509	44,658	42,680	41,850	39,654
Provision for income tax	8,499	8,421	8,120	8,310	7,051
Net income	35,010	36,237	34,560	33,540	32,603
Dividends on preferred stock	-	32	-	31	-
Net income available to common stockholders	$35,010	$36,205	$34,560	$33,509	$32,603
Basic earnings per common share	$0.65	$0.68	$0.65	$0.63	$0.61
Diluted earnings per common share	$0.65	$0.67	$0.64	$0.62	$0.60

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2019		4th Quarter 2018		3rd Quarter 2018		2nd Quarter 2018		1st Quarter 2018
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$6,570,920	5.26%	$6,403,139	5.13%	$6,203,372	5.03%	$5,958,377	4.94%	$5,847,443	4.81%
Tax-exempt (2)	30,577	3.81	29,656	3.26	30,005	3.94	30,246	3.94	36,357	4.06
Total loans, net of
unearned income	6,601,497	5.25	6,432,795	5.12	6,233,377	5.03	5,988,623	4.93	5,883,800	4.80
Mortgage loans held for sale	1,614	6.53	3,364	3.30	3,538	4.15	3,770	4.26	3,698	4.50
Debt securities:
Taxable	518,955	2.89	498,138	2.82	482,571	2.72	475,777	2.63	435,747	2.52
Tax-exempt (2)	87,537	2.12	98,027	2.34	105,592	2.45	112,145	2.60	120,270	2.56
Total securities (3)	606,492	2.78	596,165	2.74	588,163	2.67	587,922	2.62	556,017	2.53
Federal funds sold	192,690	2.57	156,884	2.44	163,453	2.17	141,915	1.96	131,472	1.70
Interest-bearing balances with banks	438,099	2.56	334,065	2.45	61,867	2.03	73,714	1.81	96,012	1.62
Total interest-earning assets	7,840,392	4.85	7,524,152	4.76	7,051,391	4.74	6,796,966	4.64	6,672,029	4.51
Non-interest-earning assets:
Cash and due from banks	74,430		74,272		76,800		68,190		68,309
Net premises and equipment	58,852		58,521		58,873		59,262		59,709
Allowance for loan losses, accrued
interest and other assets	149,941		128,933		128,843		130,607		141,588
Total assets	$8,123,615		$7,784,999		$7,314,914		$7,054,003		$6,940,605

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$942,686	0.86%	$908,416	0.74%	$819,807	0.67%	$827,540	0.56%	$899,311	0.52%
Savings	54,086	0.55	52,443	0.54	53,835	0.52	54,842	0.34	53,269	0.31
Money market	3,758,162	1.78	3,537,522	1.56	3,305,293	1.33	3,089,595	1.10	3,027,176	0.90
Time deposits	698,976	2.06	687,361	1.92	643,260	1.65	596,450	1.36	576,857	1.21
Total interest-bearing deposits	5,453,910	1.65	5,185,742	1.45	4,822,195	1.25	4,568,427	1.03	4,556,613	0.86
Federal funds purchased	312,989	2.59	263,125	2.36	229,016	2.09	295,309	1.87	297,051	1.60
Other borrowings	64,671	4.90	64,665	4.79	64,652	4.79	64,699	4.85	64,805	4.89
Total interest-bearing liabilities	$5,831,570	1.73	$5,513,532	1.53	$5,115,863	1.33	$4,928,435	1.13	$4,918,469	0.95
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,524,502		1,551,366		1,511,410		1,469,194		1,389,217
Other liabilities	36,362		40,185		16,333		13,079		15,007
Stockholders' equity	735,611		689,525		678,839		650,641		621,004
Accumulated other comprehensive
(loss) income	(4,430)		(9,609)		(7,531)		(7,346)		(3,092)
Total liabilities and
stockholders' equity	$8,123,615		$7,784,999		$7,314,914		$7,054,003		$6,940,605
Net interest spread		3.12%		3.23%		3.41%		3.51%		3.56%
Net interest margin		3.56%		3.63%		3.77%		3.82%		3.81%

(1)	Average loans include loans on which the accrual of interest has been discontinued.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3)	Unrealized (losses) gains on available-for-sale debt securities are excluded from the yield calculation.